EXPLORATION AND PROMISE OF ASSIGNMENT OF RIGHTS AGREEMENT ENTERED INTO BY AND BETWEEN MINERA LOS LAGARTOS, S.A. DE C.V. HEREINAFTER “THE TITLE HOLDER” REPRESENTED BY ITS ATTORNEY-IN-FACT MR. PORFIRIO CESAR AUGUSTO PADILLA LARA AND EXPLORACIONES MINERAS PARREÑA, S.A. DE C.V. HEREINAFTER “THE EXPLORER” REPRESENTED BY ITS ATTORNEY-IN-FACT MR. OCTAVIO ALVIDREZ CANO, IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS AND CLAUSES

REPRESENTATIONS

I.- "THE TITLE HOLDER" represents:

a)

That it is a Mexican company duly incorporated under the laws of the United Mexican States, with Federal Taxpayers Registry No. MLA-011012PZ0.

b)

That it is the only and exclusive registered holder of the rights derived from the mining concession that covers “THE LOT” that is described below, hereinafter “THE LOT”.

LOT

TITLE

TYPE OF CONCESSION

   MUNICIPALITY

JUANICIPIO I

218942

      EXPLORATION

ZACATECAS, ZAC.

c)

That under oath, the rights derived from the mining concession that covers “THE LOT” are free and clear of any lien, encumbrances or limitation of ownership and that it is in compliance of its obligations under the Mining Law and its Regulations.  That they are not subject matter of any option or exploration agreement or of any agreement of any other nature that there is no legal proceeding or controversy with other individuals or authorities, nor there is any circumstance that may impede or hinder the free exercise of the rights over the mining concession that cover the “THE LOT”.

d)

That it is its intention to grant “THE EXPLORER” the right to explore “THE LOT” and once the investment commitments set forth in clause second has been carried out, it will assign to the corporation that will be incorporated along with “THE EXPLORER” and/or any of its affiliates or subsidiaries (with a corporate capital ratio of 56% for “THE EXPLORER” and 44% for "THE TITLE HOLDER" and/or any of its affiliates or subsidiaries hereinafter “THE MINING COMPANY”) the rights over the mining concession that covers “THE LOT” in accordance with the terms and conditions established herein.

e)

That its attorney-in-fact has sufficient authority represent and oblige it in terms of this agreement.

II.- “THE EXPLORER” represents:

a)

That it is a Mexican company duly incorporated under the laws of the United Mexican States, with Tax Payers Registry No. EMP050502887.

b)

That it is its intention that "THE TITLE HOLDER" grants to it the right to explore “THE LOT” and to carry out the economic studies on it in order to determine the possibility of exploiting it; and if it results in interest for “THE EXPLORER” and once the investment compromises set forth in clause second of this agreement, it will incorporate along with "THE TITLE HOLDER" the corporation mentioned in section d) of Representation I of this agreement, assigning in favor of “THE MINING COMPANY”, the rights over the mining concession covering “THE LOT”.

c)

That its attorney-in-fact has the sufficient authority to represent and oblige it in the terms of this agreement.

III.- “THE EXPLORER” and "THE TITLE HOLDER" (hereinafter “THE PARTIES” when reference is made to both of them) represent that this agreement is executed in compliance with what was agreed to in the Shareholders Agreement dated July 1, 2005 entered into by and between MAG SILVER CORPORATION, MINERA LOS LAGARTOS, S.A. DE C.V., INDUSTRIAS PEÑOLES, S.A. DE C.V., MINAS PEÑOLES, S.A. DE C.V. and EXPLORACIONES MINERAS PARREÑA, S.A. DE C.V.

Having made the above representations the parties grant the following

CLAUSES

FIRST.- "THE TITLE HOLDER" grants “THE EXPLORER”, for the term of 4 (four) years counted from July 1, 2005, the right to explore “THE LOT” and subject to the terms and conditions of this agreement, unilaterally promises the execution of an assignment of rights agreement with respect to the mining concession covering “THE LOT” in favor of “THE MINING COMPANY” for the same aforementioned term of 4 (four) years.

The exploration works will be directly carried out by “THE EXPLORER” or through contractors designated by it and will consist in geological, geochemical,

geophysical studies or studies of any nature and the carrying out of mining works, that to the opinion of “THE EXPLORER” are adequate in order to obtain the information on the potentiality of “THE LOT”, its access routs and infrastructure works.

SECOND.- If “THE EXPLORER” carries out the investment in “THE LOT” in the form and terms that are indicated below “THE EXPLORER” shall acquire 56% of the corporate capital of “THE MINING COMPANY” corresponding to “THE TITLE HOLDER” the 44% left of the corporate capital, which would assign to “THE MINING COMPANY”, at a price of US $1,000.00 (ONE THOUSAND DOLLARS LEGAL CURRENCY IN THE UNITED STATES OF AMERICA) or its equivalent in Mexican Currency at the exchange rate published by Banco de Mexico in the Official Gazette of the Federation the immediately prior business day to the date of payment, the rights over the mining concession covering “THE LOT”.

USD
a) the first year of investment	$ 750,000.00
b) If it desires to continue with the exploration after the first year, during the second year, an investment of	$1,000.000.00
c) If it desires to continue with the exploration after the second year, during the third year an investment of	$1,250.000.00
d) If it desires to continue with the exploration after the third year, during the fourth year an investment of	$2,000.000.00
$5,000.000.00

The annual periods set forth above shall be counted as of July 1, 2005.

The works that will be carried out by “THE EXPLORER” during the first year of the investment set forth in item a) above, shall include a diamond perforation in “THE LOT”, of at least of 3,000 meters, considering its cost within the investment of $750,000.00 (SEVEN HUNDRED AND FIFTY THOUSAND

DOLLARS LEGAL CURRENCY IN THE UNITED STATES OF AMERICA) mentioned in the above paragraph.

The investment referred to in this clause shall comprise all the necessary exploration costs in “THE LOT”, including, but not limited to the following: perforation, personnel, trenching, road construction, purchase or leasing of superficial terrains, sampling, assaying, geochemical and geological sampling, geophysical works, metallurgical works and tests of samples obtained form “THE LOT” and the analysis and planning of the results of these jobs, among others.

If “THE EXPLORER” does not carry out the investment established for each period in accordance with what is provided for in sections a), b), c) and d) of this clause, the balance that results from what should have been invested and what was actually invested in each period shall be paid to the "THE TITLE HOLDER", within a term of 30 (thirty) business days, counted from the end of the corresponding period, with the delivery of the invoice that complies with the tax requirements established under applicable law. If in any period a higher amount than the one established for such period is invested, the resulting difference between what was supposed to be invested and what was invested in excess shall be deducted from the amount to be invested in the following period. “THE EXPLORER” shall therefore preserve its right to exercise the option at all times thereafter.

THIRD.-  “THE EXPLORER” agrees to carry out a minimum investment of USD $750,000.00 (SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS LEGAL CURRENCY IN THE UNITED STATES OF AMERICA) same amount that is referred to in section a) of the prior clause, being optional for “THE EXPLORER” to carry out the remaining investment, detailed in sections b), c) and d) of the same prior clause, and considering that provided in the last paragraph of clause second above.

If “THE EXPLORER” does not wish to continue with the investment referred to in the prior clause or with the one that it will have carried out, the amounts already spent, including the works and studies carried out in “THE LOT” will remain in the benefit of “THE TITLE HOLDER”, in the understanding that from the date in which “THE EXPLORER” notifies “THE TITLE HOLDER” its wishes of resigning to the carrying out of the investment referred to in clause second as well as to other rights and obligations contained in this agreement, ceasing for such act all the obligations imposed in this agreement to “THE EXPLORER”, being “THE EXPLORER” obligated to file the corresponding cancellation notice for its inscription with the Public Registry of Mining.

FOURTH.- The term of this agreement shall be obligatory for "THE TITLE HOLDER" and voluntary for “THE EXPLORER”, which may at any time terminate it by means of a notice in writing that “THE EXPLORER” delivers to "THE TITLE HOLDER" with 15 (fifteen) calendar days in advance as long as it has already carried out the minimum investment of USD $750,000.00 (SEVEN

HUNDRED AND FIFTY THOUSAND DOLLARS LEGAL CURRENCY IN THE UNITED STATES OF AMERICA) referred to in clause third of this agreement.

FIFTH.- If the investments by “THE EXPLORER” set forth in sections a) through d) of clause second are made before the end of the fourth year or within the 15 calendar days following the end of such, “THE EXPLORER” shall give notice to “THE TITLE HOLDER” of the compliance of the mentioned investment and “THE TITLE HOLDER” and “THE EXPLORER” shall incorporate “THE MINING COMPANY” within 90 (ninety) calendar days counted from the date in which “THE EXPLORER” notified “THE TITLE HOLDER” of the conclusion of the investment.

"THE TITLE HOLDER" shall transfer the rights derived from the mining concession that covers “THE LOT” to “THE MINING COMPANY” and the price of such assignment will be US $1,000.00 (ONE THOUSAND DOLLARS LEGAL CURRENCY IN THE UNITED STATES OF AMERICA) or its equivalent in Mexican Currency at the exchange rate published by Banco de México in the Official Gazette of the Federation the immediately prior business day to the date of payment, plus the applicable Value Added Tax.

SIXTH.- “THE EXPLORER”  and “THE TITLE HOLDER”, hereinafter “THE PARTIES” shall have at all times the right to assign the right to explore “THE LOT” as well as the rights and obligations contained in this document, in the same terms as those of this agreement, in favor of any subsidiary company of INDUSTRIAS PEÑOLES, S.A. DE C.V. and MAG SILVER CORP, with the capacity to acquire mining rights derived from mining concessions, elected by “THE PARTIES”, with the only requisite of giving notice in writing to the other part expressing the name and domicile of the Assignee. If any of “THE PARTIES” assign its rights and obligations, “THE TITLE HOLDER” shall be obligated in the terms and conditions of this agreement.

Affiliate or subsidiary shall mean, respect MAG SILVER CORP and INDUSTRIAS PEÑOLES, S.A. DE C.V.: a) The Juridical Person that controls any of them, b) the Juridical Person under the control of any of them, or c)0000 the Juridical Persona that is under common control with any of them.

“THE PARTIES” shall have the right to present mining concession applications outside the surface that covers “THE LOT”, with no obligation with the other party.

SEVENTH.- For the total assignment of the rights over the mining concession that covers “THE LOT” in favor of “THE MINING COMPANY”, “THE EXPLORER” shall appoint the Notary, day and hour for the attestation of the corresponding notarial instruments, notifying "THE TITLE HOLDER" in due time. The notarial fees and expenses will be on the account of “THE MINING COMPANY” and the taxes that are caused for the payment of the price shall be on the account of "THE TITLE HOLDER".

EIGHT.- "THE TITLE HOLDER" grants “THE EXPLORER” or the Affiliate that “THE EXPLORER” designates in the terms of this agreement and during the term mentioned in Clause First, the right to examine, explore, take samples and in general carry out in the cited mining lot, any works, including development and drillings with diamond drills and pneumatic hammer, in the way that it deems more convenient, in order to determine its economic feasibility and in consequence resolve if it exercises or not the option mentioned in Clause First of this agreement.

"THE TITLE HOLDER" makes “THE LOT” available to “THE EXPLORER” for carrying out the exploration works, without any labor problem no of any other nature, guaranteeing the good and valid title and uninterrupted use of such, being "THE TITLE HOLDER" authorized to visit the area where the works are being done and to verify that “THE EXPLORER” is effectively complying with the terms of this agreement.

.

NINTH.- It will be the responsibility of “THE EXPLORER” to abide to the environmental laws and regulations and to operate within the applicable Mexican Official Norms (Normas Oficiales Mexicanas), as well as to be in charge of the restoration of the vegetation, terrains and water currents, deposits or bodies and their beds in the zone where the woks subject matter of this agreement are being carried out and the compliance of all the related obligations that may be imposed by the competent authorities.

“THE EXPLORER” agrees to carry out a study of the environmental situation of “THE LOT” before the beginning of the exploration works established in this agreement, with the purpose of determining environmental liabilities.

TENTH.- “THE EXPLORER” will not be able to exploit “THE LOT” nor dispose of the minerals extracted from such, not including the amounts that may be necessary for the samples and metallurgical analysis, in the understanding that the extracted minerals shall belong to the "THE TITLE HOLDER" in the case that “THE EXPLORER” does not wish to continue with the investment referred to in the clause second of this agreement. Therefore it is agreed that also "THE TITLE HOLDER" cannot dispose of these minerals, resulting from the works of the “THE EXPLORER” as long as this agreement is in force.

ELEVENTH.- All the obligations and responsibilities of any legal, administrative or labor nature that may have originated prior the execution of this agreement,  shall be on the account of "THE TITLE HOLDER", who will respond of all the legal consequences, therefore releasing “THE EXPLORER” form all liabilities that may arise, in the understanding that any liability that may be paid by  “THE EXPLORER” for these concepts, shall be immediately reimbursed by “THE TITLE HOLDER”.

All the obligations and liabilities of any legal, administrative or labor nature arising after the execution of this agreement and during the term the agreement is in force, shall be borne by “THE EXPLORER”, who will be responsible for all the legal consequences, therefore releasing the “THE TITLE HOLDER” from all liabilities that may arise, in the understanding that any liability that may be paid by “THE TITLE HOLDER” for these concepts, shall be immediately reimbursed by “THE EXPLORER”.

TWELFTH.- The superficial rights over the mining concession covering “THE LOT” shall be directly paid by "THE TITLE HOLDER" and “THE EXPLORER” shall reimburse the amount of such payment, against the delivery of the receipt that complies with the tax requisites issued by “THE TITLE HOLDER” alond with a copy of the official payment receipts, such payment is made as consideration for the right to explore and shall be considered within the amounts to be invested that are referred to in clause second of this agreement. The payment corresponding to the second semester of 2005 shall be made by “THE TITLE HOLDER” reimbursing “THE EXPLORER” with the delivery of the invoice and the official payment receipts.

THIRTEENTH.- “THE EXPLORER” shall have the right to carry out works, to construct, make the improvements and install the machinery and equipment that it considers convenient for carrying out the exploration of “THE LOT”, being able to remove, at any time either before the end of this agreement or within a term of 180 (ONE HUNDRED AND EIGHTY) business days after the end of the agreement, the machinery, equipment and other assets of its property that it may have moved to “THE LOT”.

FOURTEENTH.- during the term of this agreement, "THE TITLE HOLDER" agrees not to transfer, assign, alienate or pledge in any way the rights over the mining concession covering “THE LOT” subject matter of this agreement, nor to enter into any agreement on the same that may limit, modify or hinder in any way the rights of “THE EXPLORER” contained in this agreement, being null any legal act that may be done in contravention of this clause, being "THE TITLE HOLDER" responsible of the damages and lost profits that “THE EXPLORER” may suffer for these concepts.

FIFTEENTH.- If during the term of this agreement any event may happen that impedes “THE EXPLORER” from carrying out this agreement, such as strikes, lockouts, mutinies, revolts, disturbances, earthquakes, fires, third party acts, including acts of ejido intervention or embargoes of the properties by any legitimate or de facto authority, or by any other cause beyond the control or domain of “THE EXPLORER”, the contracting parties agree in that the effects of this agreement will be suspended only for what is related to the affected acts and that they will restart on the date in which such event ceases and the term established in clause first will be extended for a term equal to the duration of the interruption.  In all cases the parties agree to make all the reasonable efforts to reduce the interruption or solve the problems.

The affected party shall give notice to the other party within a term of 5 (five) calendar days counted from the date in which the force majeure event happens.  If no notice is given within the mentioned term, the notification will be effective from the date in which such notice is given.

Once the causes of the suspension have ceased the affected party shall notify it to the other party in order to restart the obligations subject matter of this agreement.

If the cause of the suspension is not overcome within a period of 30 (thirty) business days, the parties will agree accordingly.

SIXTEENTH.- In the event that this agreement is terminated by the expiration of its term, by rescission or by early termination in accordance with Clause First and Eighteen “THE EXPLORER” shall return “THE LOT” to "THE TITLE HOLDER", free and clear of any lien and liability, and agrees to deliver a copy of the studies and works that they will have done in such, with the results of the exploration.

SEVENTEENTH.- The parties agree that they may rescind this agreement by means of a notice in writing, with no requirement of any judgment in case of breach by any of the parties of any of the obligations under this agreement, in which case the affected party prior to requesting the rescission of the agreement, shall notify the other party in writing clearly stating or mentioning the circumstances or causes of the breach or violation, being the other party obligated, within a term of 30 (thirty) business days counted from the date of receipt of the notice, to correct the breach, comply with the obligation or prove that no violation was made.

EIGHTEENTH.- This agreement will be terminated and left without effects, or any legal value and without the need of judicial request, in the following cases:

a) By expiration of the term established in Clause First, considering a grace period of 30 (thirty) calendar days.

b) By early written resignation made by “THE EXPLORER” to the rights contained herein.

c) By the compliance of the purposes for which this agreement is entered into.

NINETEENTH.- “THE PARTIES” agree to treat as confidential any oral or written information to which they have access or that is of their knowledge or is known because of this agreement. Likewise, they agree not to disclose, divulge or transmit it, to keep it in secret and to not reproduce, copy or duplicate it without the prior written consent of any of “THE PARTIES” and to adopt the necessary measures in order to safeguard the confidentiality of such information.

For confidential information it is understood all such written or graphic information or information contained in documents, electromagnetic media, optical discs, microfilms or other similar instruments, including, but not limited to, the technical, engineering, administrative, financial and business information, reports, plans, projections, industrial secrets (all information of industrial or commercial application that any of “THE PARTIES” keeps as confidential that allows any of “THE PARTIES” to obtain or maintain a competitive or economic advantage against third parties in the carrying out of economic activities), formulae, technologies, data and any other information property of any of “THE PARTIES”, results obtained from the agreements contained herein, investigations, as well as the analysis of work documents, compilations, comparisons, studies or other documents that contain or reflect such information.

The following shall not be considered as confidential information: (i) the information that is of public domain; (ii) the information that any of “THE PARTIES” has to file in compliance of the Law, of a judicial or administrative order; and (iii) such information that any of “THE PARTIES” agrees to communicate to third parties or that is made public.

“THE PARTIES” agree to inform the affected party of any circumstance that may affect the confidentiality of the information in order for it to take the measures it considers convenient.

“THE PARTIES” acknowledge that breaching the aforementioned is a crime under the applicable Mexican Laws, agreeing to immediately and without the need of a judicial resolution, pay the affected party the damages and lost profits that such breach may have caused.

“THE PARTIES” acknowledge and accept that the violation of what is contained in this clause shall be a cause for the rescission of this agreement without responsibility for the party that gave no motive for such.

Notwithstanding the foregoing, “THE PARTIES” agree that any of them may make public announcements, as long as the text of any public announcement or statement, including the press releases that any of “THE PARTIES” intends to make, is made available to the other party prior to such publication and obtains its authorization, which cannot be denied without justified cause and that has to be given within a term of 10 (ten) business days counted from the date it receives the text of the intended communication.

TWENTIETH.- All notices that shall be given by the parties in accordance with this agreement, shall be made through letters with return receipt requested or by any other unquestionable means being the following domiciles designated for receiving all kinds of notices:

“THE EXPLORER”

"THE TITLE HOLDER"

EXPLORACIONES  MINERAS PARREÑA,

MINERA LOS LAGARTOS,

S.A. DE C.V.

S.A. DE C.V.

Moliere 222 Torre de Oficinas PB

Avenida Trece No. 100

Col. Los Morales

Colonia Bugambilias

Sección Palmas

83140 Hermosillo, Son.

C.P. 11540

México, D.F.

Atn:

Mr. Octavio Alvídrez Cano

Atn:

Mr. Porfirio César Augusto

Padilla Lara

Mr. Dan MacInnis

ccp.

Mr. Carlos Creel Carrera

Paseo de los Tamarindos No. 60

Bosques de las Lomas

05120 Mexico, D.F.

The parties may change at any time the aforementioned domiciles, notifying the other, in writing, such situation.

TWENTIETH FIRST.- In the event of claim, controversy or dispute related to, resulting from or regarding the validity, interpretation, infraction or compliance of this agreement, “THE PARTIES” shall make their best efforts to solve as soon as possible, in a friendly way and in good faith such controversy and if they failed to do so within 30 (thirty) calendar days counted from the date in which the claim, controversy or dispute arose, “THE PARTIES” shall designate an internationally recognized mediator to reach a solution that benefits “THE PARTIES” within 15 (fifteen) business days and in the event that they do not reach a solution, such claim, controversy or dispute shall be resolved by arbitration.

The arbitration shall be resolved in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC), by an arbitral panel comprised of three arbitrators named in accordance with such rules. The arbitration will take place in the City of México, Federal District and the language of the arbitration will be the Spanish language, and the Commerce Code, Federal Civil Code, the Mining Law and its Regulations, the General Law of Commercial Companies and any other law in force in Mexico will also be applicable.  The arbitral award shall be issued in writing and shall be duly grounded.  The arbitral award will be binding for the parties and will be final and definitive.

The arbitration award shall be in writing and shall be binding on both PARTIES, who expressly waive any right, means or action for challenging the same.  The PARTIES agree to comply, without delay with that order in the arbitration award.  In the event any of the parties fails to comply with the arbitration award within 15 (fifteen) business days following the date on which the award was notified, any of the PARTIES may request its enforcement before a competent court.

From the outset of the arbitration the parties shall deposit with the ICC, in equal proportions, an amount that is sufficient to cover the fees of ICC and the arbitrators.  The costs and expenses resulting from the arbitration, including the fees of ICC and of the arbitrators shall be paid by the Party against whom the award is rendered.  Such PARTY shall reimburse to the other PARTY the amounts contributed throughout the arbitration, including reasonable legal fees incurred.

TWENTIETH SECOND.- This agreement shall be ratified before a Notary Public and inscribed in the Public Registry of Mining, being all the corresponding charges on the account of “THE EXPLORER”.

Having read this agreement, the parties hereto execute it on October, 10th, 2005 at the City of Mexico, Federal District.

“THE EXPLORER”

“THE TITLE HOLDER”

EXPLORACIONES MINERAS PARREÑA,

MINERA LOS LAGARTOS,

       S.A. DE C.V.

S.A. DE C.V.

“Octavio Alvidrez Cano”

“Porfirio Cesar Augusto Padilla Lara”

_____________________________

__________________________

MR. OCTAVIO ALVIDREZ CANO

MR. PORFIRIO CESAR

ATTORNEY-IN-FACT

AUGUSTO PADILLA LARA

      ATTORNEY-IN-FACT